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                                                                   EXHIBIT 6(b)

                                  BY-LAWS OF
                   THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK

                          (As Amended, May 24, 1994)


                                   ARTICLE I
                            SHAREHOLDERS' MEETINGS

Section 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal place of business of the Company in the City and State of New York, or at such other place within or without the State of New York as may be determined by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. The annual meeting of the shareholders for the election of Directors and transaction of other business shall be held on the fourth Tuesday in April of each year unless such day be a legal holiday in which event it shall be held on the next succeeding business day not a legal holiday.

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of Board, the President, or the Board of Directors. No business shall be considered at such special meetings except such as may be specified in the written notice thereof.

Section 4. NOTICE. Notice of each annual or special meeting of the shareholders shall be given as provided in Section 605 of the New York Business Corporation Law and a copy of every such notice shall be mailed to the Superintendent of Insurance of the State of New York at least ten days before the day set for such meeting. Any shareholder may waive notice of any annual or special meeting. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

Section 5. VOTING. Each shareholder may vote at any meeting of the shareholders either in person or by proxy filed with the Secretary at or before such meeting. Each shareholder shall be entitled to one vote for each share standing in his or her name on the records of the Company. All questions, unless otherwise provided by law, shall be decided by a majority of the votes thus cast.

Section 6. QUORUM. A majority of the outstanding shares entitled to be voted, represented either in person or by proxy, shall be necessary to constitute a quorum, but less than a quorum may adjourn from time to time without notice other than by announcement at the meeting until the holders of the number of shares requisite to constitute a quorum shall be present in person or by proxy. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.
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Section 7.  INSPECTORS OF ELECTION.  The Executive Committee of the Board of
Directors may at any meeting prior to the annual election of Directors, appoint one or more inspectors of election to serve at said election.

                                  ARTICLE II
                                   DIRECTORS

Section 1. NUMBER. The number of Directors constituting the entire Board shall be such number, not less than 13 nor more than 25, as shall be designated by resolution adopted by vote of a majority of the entire Board of Directors prior to the annual meeting of shareholders. In the absence of such resolution the number of Directors to be elected at such annual meeting shall be 13.

Section 2. INDEPENDENT DIRECTORS. Not less than one-third of the entire Board of Directors shall be Independent Directors. For the purpose of these By-Laws, Independent Directors shall be defined as persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company, and who are not beneficial owners of a controlling interest in the voting stock of any such entity or the Company.

Section 3. TERM. Each Director shall hold office until the annual meeting of the shareholders next succeeding his or her election or until his or her successor is elected subject to the provisions in Section 4 of this Article II.

Section 4. REMOVAL OF DIRECTORS. As provided in Section 706 of the New York Business Corporation Law, any or all Directors may be removed with or without cause by vote of the shareholders notwithstanding any term or provision contained in these By-Laws.

Section 5. VACANCIES. Vacancies in the Board of Directors may be filled by a majority vote of the Directors then in office at any meeting of the Board of Directors.

                                  ARTICLE III
                               DIRECTORS' MEETING

Section 1. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times, as may from time to time be designated by resolution of the Board of Directors. Such meeting shall be held at the principal place of business of the Company in the City and State of New York, or at such other place as may be designated by the Board of Directors. The first meeting of the Board of Directors following the annual election of Directors shall be the annual meeting of the Board of Directors at which there shall be elected officers of the Company and members of the Executive Committee and the Audit and Review Committee.

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Section 2.  SPECIAL MEETINGS.  The Chairman of the Board of Directors or the
President may in his or her discretion call a special meeting of the Board of Directors at any time. The Secretary shall call such meeting upon request of five members of the Board of Directors or upon resolution of the Executive Committee. All meetings shall be called by a written or printed notice mailed to each Director at least three days before the meeting.

Section 3. VOTING. Each Director present shall be entitled to cast one vote on all matters coming before a meeting of the Board of Directors and all matters unless otherwise provided herein shall be decided by the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time.

Section 4. QUORUM. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business; but less than a quorum may adjourn from time to time without notice other than by announcement at the meeting until a quorum shall be present. At least one Independent Director must be included in any quorum. Any one or more members of the Board of Directors may participate in a regular or special meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

Section 5. FEES. The compensation to be paid to Directors for service as Board members, including any annual retainer and the fees for attending committee meetings or meetings of the Board shall be fixed by the Board of Directors from time to time.

                                   ARTICLE IV
                                   COMMITTEES

Section 1. FORMATION. At the annual meeting of the Board of Directors there shall be elected members of the Executive and the Audit and Review committees. At any meeting of the Board of Directors there may be elected such special committees as the Board of Directors may deem necessary. The members of all committees of the Board shall hold office for such period as the Board of Directors may determine or until their successors shall be elected. In electing special committees the Board shall specify the purpose for which they are established with appropriate names for each, the number of members thereof, and the limitations within which the powers vested in them may be exercised. The action of each committee shall be recorded and a report shall be submitted to the Board of Directors at its meeting next succeeding such action.

Section 2. EXECUTIVE COMMITTEE. The Executive committee of the Board of Directors shall consist of such numbers as the Board of Directors may determine, but not less than five Directors, elected from the membership of the Board of Directors. The Board of Directors may also elect from its membership alternate members of the Executive Committee and state the succession in which the alternates shall act in the absence or disability of any member. During the

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intervals between meetings of the Board of Directors, the Executive Committee shall have all the authority of the Board except as limited by law. The Executive Committee shall be the investment committee and, subject to the direction and control of the Board of Directors, it shall be charged with the duty and responsibility of supervising the Company's investments and loans, including but not limited to the power to invest, acquire, exchange and dispose of any of the assets of the Company in such manner and in such amounts as the committee may determine. All investments shall be made in the name of "The United States Life Insurance Company in the City of New York" and shall be authorized or approved by the Board of Directors or by the Executive Committee.

Section 3. AUDIT AND REVIEW COMMITTEE. The Audit and Review Committee of the Board of Directors shall consist of such number as the Board of Directors may determine, but not less than five Directors. All members of the Audit and Review Committee shall be Independent Directors as defined in Article II,
Section 2, herein. Responsibilities of the Audit and Review Committee shall include recommending the selection of independent certified public accountants, reviewing the Company's financial condition, reviewing the scope and results of any independent or internal audit, nominating candidates for director for election by shareholders, recommending to the Board of Directors director assignments to Board committees, evaluating the performance of officers deemed by the Committee to be principal officers of the Company, recommending to the Board of Directors the selection, promotion, succession, removal and compensation of such principal officers, and such other duties and responsibilities with which it may be charged from time to time by the Board of Directors.

Section 4. VACANCIES. If a vacancy shall occur in the membership of the Executive Committee, the Audit and Review Committee or any other Committee of the Board, the Board of Directors shall elect a successor from its membership and the person thus elected shall become a committee member for the remainder of the term of his predecessor.

Section 5. QUORUM. A majority of the membership of any Committee of the Board of Directors shall constitute a quorum to transact business. At least one Independent Director must be included in any such quorum. Any one or more members of any Committee may participate in a meeting of the Committee by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

Section 6. VOTING. All matters coming before a meeting of the Executive Committee, the Audit and Review Committee, or any special committee appointed by the Board of Directors, unless otherwise specifically provided, shall be decided by the vote of a majority of the members of such committee present at the time of the vote, if a quorum is present at such time.

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                                   ARTICLE V
                                   OFFICERS

Section 1. ELECTION AND TERM. The following officers of the Company shall be elected by the Board of Directors at its annual meeting: The Chairman of the Board of Directors, the President, one or more Vice Presidents, the Secretary and the Treasurer. The Board of Directors or the Executive Committee may elect from time to time other officers as it may deem necessary or proper for the dispatch of the Company's business. The Chairman of the Board of Directors and the President shall be elected from the membership of the Board of Directors. All officers of the Company shall hold office at the discretion of the Board of Directors. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of two-thirds of the entire Board of Directors or the Executive Committee. Vacancies may be filled at any meeting of the Board of Directors or the Executive Committee.

Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 3. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors and subject to the direction of the Board of Directors, shall have the general care and supervision of the affairs of the Company and the direction of its officers. The President, unless otherwise directed by the Board of Directors or the Executive Committee, may from time to time designate one of the Vice Presidents to perform the duties of the President during the latter's absence.

Section 4. VICE PRESIDENTS. It shall be the duty of the Vice Presidents to assist the President in the performance of his or her duties ands to perform such other duties as may be assigned to them by the Board of Directors, the Executive Committee or the President.

Section 5. SECRETARY. The Secretary shall keep, or cause to be kept, a complete record of the proceedings of all meeting of the shareholders, Board of Directors and Executive Committee and the Audit and Review Committee and shall be the custodian of all corporate books and records and the corporate seal. He or she shall perform such other duties as may be assigned to him or her by the Board of Directors, the Executive Committee, the Audit and Review Committee or the President.

Section 6. TREASURER. Subject to the supervision of the Executive Committee, the Treasurer shall be the chief investment officer of the Company and shall administer the investment of its funds. He or she shall also perform such other duties as may be assigned to him or her by the Board of Directors, the Executive Committee, the Audit and Review Committee or the President.

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Section 7.  OTHER OFFICERS.  All other officers shall perform such duties as are assigned to them by the President and comply with such orders and rules as the Board of Directors or the Executive Committee may require from time to time.

                                   ARTICLE VI
                            EXECUTION OF INSTRUMENTS

Section 1. EXECUTION. The Chairman of the Board, the President, or a Vice President jointly with the Secretary or an Assistant Secretary shall have the power to execute all contracts, agreements or other instruments necessary or desirable in the management of the Company's business and such execution shall be deemed to be the act of the Company, except that the Chairman of the Board or the President alone shall have the power to execute all contracts or agreements for or in connection with insurance or annuities. The Board of Directors may from time to time authorize other officers or employees, or agents of the Company to execute instruments on behalf of the Company. When authorized by the Board of Directors, signatures may be engraved or printed facsimiles. Where a signature on any contract or agreement for or in connection with insurance or annuities is in facsimile there shall be in addition, a holographic countersignature of an officer or employee so empowered by the Board.

Section 2. FACSIMILES. Where engraved or printed facsimile signatures are used on policy forms, checks, receipts or other instruments or documents issued or delivered by the Company, such policy forms, checks, receipts, instruments or documents bearing the facsimile signature of a deceased, retired or disabled officer may nevertheless be issued and delivered during a period not exceeding six months after the death, retirement or disablement of such officer.

                                  ARTICLE VII
                            CERTIFICATES FOR SHARES

Certificates representing shares of Capital Stock of the Company shall be in such form, consistent with the law and the Charter, as shall be approved by the Board of Directors. They shall be consecutively numbered in thes order of their issue and shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Company. Such seal and the signatures of such officers of the Company, or any of them, may be engraved or printed facsimiles, if such certificates are signed by a Transfer Agent and registered by a Registrar appointed by the Board of Directors, otherwise only one such signature may be engraved or printed facsimile.

In case any officer who shall have signed any such certificate, or whose facsimile signature shall have been used thereon, shall cease to be such officer before such certificate shall have been issued by the Company, such certificate may, nevertheless, be used by the Company with the same

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effect as if such officer had not ceased to be such at the date of issuance of such certificate. The Board of Directors may appoint a Transfer Agent by whom the shares of the Company may be transferred and also a Registrar, by whom the shares may be registered, and in the event of such appointments, no certificate for shares of the Company shall be valid unless countersigned by such Transfer Agent and registered by such Registrar.

                                 ARTICLE VIII
                              TRANSFER OF SHARES

Section 1. TRANSFERS. Certificates for shares may be transferred only by assignment endorsed thereon, or an instrument of assignment attached thereto, and executed by the person named in the certificate or by an attorney lawfully constituted in writing. Except as provided below, transfer of shares shall be made on the books of the Company only upon a surrender of the certificate properly assigned and upon such surrender a new certificate shall be issued to the assignee signed as provided in Article VII. The surrendered certificate shall be cancelled and delivered to the Secretary who shall preserve the same. In the event that a certificates has been lost, mislaid, stolen or destroyed, upon written request of the holder thereof, a replacement certificate may nevertheless be issued in lieu thereof, in the exercise of the Company's discretion, which shall be evidenced by a letter signed by the President or any Vice President, provided that prior to such issue a surety bond, in form approved by counsel, be furnished for the protection of the Company, its Transfer Agent, if any, and its Registrar.

Section 2. RECORD DATE. The Board of Directors may, in its discretion, fix in advance a date not exceeding 50 days nor less than ten days preceding any annual or special meeting of the shareholders or preceding the day appointed for the payment of a dividend as the record date for the determination of shareholders entitled to notice of, and to vote at any such meeting or entitled to receive any such dividend.

Section 3. HOLDERS OF RECORD. The Company shall be entitled to treat the holders of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

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                                  ARTICLE IX
                           ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, to the adoption of a resolution or resolutions authorizing the action and such resolution or resolutions and the written consents thereto are filed with the minutes of the proceedings of the Board of Directors or the Committee.

                                   ARTICLE X
                    COMPLIANCE WITH STATUTORY REQUIREMENTS

The Chairman of the Board of Directors, the President or a Vice President jointly with the Secretary or an Assistant Secretary are authorized to execute any and all instruments, agreements and other documents, to appoint attorneys in fact, and to do any and all other things necessary and proper in order to comply with the laws and statutory requirements of any state, territory, district, country or jurisdiction in which the Company is authorized to do, or is doing, business in which it desires to obtain such authorization.

                                  ARTICLE XI
                                INDEMNIFICATION

Except to the extent expressly prohibited by the New York Business Corporation Law or New York Insurance law, the Company shall indemnify each person made or threatened to be made a party to or called as a witness in or asked to provide information in connection with any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, and whether judicial, quasi-judicial, administrative, or legislative, and whether or not for or in the right of the Company or any other enterprise, by reason of the fact that such person or such person's testator or interstate is or was a director or officer of the Company, or is or was a director or officer of the Company who also serves or served at the request of the Company any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantages to which he or she

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was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

The Company shall advance or promptly reimburse, upon request of any person entitled to indemnification hereunder, all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of a written undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or advancement or reimbursement of expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

No elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day. The provisions of this paragraph shall supersede anything to the contrary in these By-laws.

The Company shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law.
The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

The Company is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law. It is hereby expressly recognized that all directors and officers of the Company, by serving as such after the adoption hereof, are acting in reliance hereon and that the Company is estopped to contend otherwise.

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In case any provisions in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

For purposes of this by-law, the Company shall be deemed to have requested a director or officer of the Company to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "Company" shall include any legal successor to the Company, including any corporation which acquires all or substantially all of the assets of the Company in one or more transactions.

A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this by-law shall be entitled to indemnification as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, any indemnification under this by-law shall be made by the Company if, and only if, authorized in the specific case:

     (1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has mset the standard of conduct set forth in the first paragraph of this by-law; or

     (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

     (a) By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this by-law has been met by such director or officer; or

     (b) By the shareholders upon a finding that the directors or officer has met the applicable standard of conduct set forth in such paragraphs.

If any action with respect to indemnification of directors and officers is taken by way of amendment of these By-laws, resolution of directors, or by agreement, the Company shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

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The Company shall make no payments under this by-law until the Company shall have complied with all provisions then in force of New York Insurance law with respect to indemnification.

                                  ARTICLE XII
                                  AMENDMENTS

These By-laws may be altered, amended, rescinded or suspended at any meeting of the Board of Directors by a majority vote of the entire Board of Directors.

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